Exhibit 15.1

April 9, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:	The Goldman Sachs Group, Inc.
Registration Statements on Form S-8
(No. 333-80839)
(No. 333-42068)
Registration Statements on Form S-3
(No. 333-34042)
(No. 333-90677)
(No. 333-75213)
(No. 333-36178)
(No. 333-49958)
(No. 333-63082)
(No. 333-74006)
(No. 333-101093)

Commissioners:

     We are aware that our report dated April 9, 2003 on our review of the condensed consolidated statement of financial condition of The Goldman Sachs Group, Inc. and subsidiaries (the Company) at February 28, 2003, the related condensed consolidated statements of earnings for the three months ended February 28, 2003 and February 22, 2002, the condensed consolidated statement of changes in shareholders’ equity for the three months ended February 28, 2003, the condensed consolidated statements of cash flows for the three months ended February 28, 2003 and February 22, 2002, and the condensed consolidated statements of comprehensive income for the three months ended February 28, 2003 and February 22, 2002, included in the Company’s quarterly report on Form 10-Q for the quarter ended February 28, 2003 is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933, such report should not be considered a part of such registration statements, and is not a report within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

/s/ PricewaterhouseCoopers LLP